Exhibit 99.1

ABM INDUSTRIES ANNOUNCES RESULTS FOR

THIRD QUARTER FISCAL 2017

Revenues Increase to $1.3 billion

GAAP Continuing EPS of $0.58; Adjusted Continuing EPS of $0.51

Declaration of 206th Consecutive Quarterly Dividend

New York, NY - September 6, 2017 - ABM (NYSE: ABM), a leading provider of facility solutions, today announced financial results for the third quarter of fiscal 2017.

(in millions, except per share amounts)	Three Months Ended July 31,		Increase/		Nine Months Ended July 31,		Increase/
(unaudited)	2017	2016	(Decrease)		2017	2016	(Decrease)

Revenues	$1,318.4	$1,296.9	1.7%		$3,955.6	$3,822.4	3.5%
Operating profit	$22.6	$18.5	22.0%		$97.4	$44.0	NM	*
Income from continuing operations	$32.9	$32.9	0.2%		$80.6	$53.3	51.3%
Income from continuing operations per diluted share	$0.58	$0.58	—%		$1.42	$0.94	51.1%
Adjusted income from continuing operations	$29.1	$30.6	(4.9)%		$78.4	$69.9	12.1%
Adjusted income from continuing operations per diluted share	$0.51	$0.54	(5.6)%		$1.39	$1.23	13.0%
Net income	$32.9	$31.1	5.9%		$7.4	$49.4	(85.0)%
Net income per diluted share	$0.58	$0.55	5.5%		$0.13	$0.87	(85.1)%
Net cash provided by operating activities of continuing operations	$32.4	$21.7	49.3%		$82.6	$100.7	(18.0)%
Adjusted EBITDA	$57.3	$61.1	(6.1)%		$166.0	$150.8	10.1%
Adjusted EBITDA margin	4.3%	4.7%	(40	)bps	4.2%	3.9%	30	bps

* Not meaningful (due to variance greater than or equal to +/-100%)

This release refers to certain non-GAAP financial measures described as “Adjusted EBITDA” defined as earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability, "Adjusted EBITDA margin", “Adjusted income from continuing operations,” and “Adjusted income from continuing operations per diluted share”. These adjustments have been made with the intent of providing financial measures that give management and investors a more representative understanding of underlying operational results and trends as well as the Company’s operational performance. Management also uses Adjusted EBITDA as a basis for planning and forecasting future periods. Please refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures. We round amounts in these schedules to millions and calculate all percentages and per-share data from the underlying whole-dollar amounts. As a result, certain amounts may not foot, crossfoot, or recalculate based on reported numbers due to rounding. Unless otherwise noted, all references to years are to our fiscal year, which ends on October 31.

Third Quarter Performance

For the third quarter of fiscal 2017, revenues of approximately $1.3 billion increased 1.7%. Excluding the Company's Government Services business, which was sold on May 31, 2017, organic revenue increased 2.3% compared to the third quarter of fiscal 2016. The Company's organic revenue performance was driven primarily by growth stemming from both new business wins and expansions with existing clients, including greater Work Order (tag) sales. In addition, acquisitions provided $8.7 million of incremental revenues during the quarter primarily related to the Aviation and Technical Solutions segments.

1

On a GAAP basis, income from continuing operations was $32.9 million, or $0.58 per diluted share, compared to income from continuing operations of $32.9 million, or $0.58 per diluted share last year. Income from continuing operations versus last year reflects higher revenue contribution, higher savings related to the Company's 2020 Vision initiatives, and favorable items impacting comparability. This performance was offset by one additional working day this year, which primarily impacted the Business & Industry segment. Additionally, a contract termination within the Company's Aviation segment impacted the quarter negatively.

Adjusted income from continuing operations for the third quarter of 2017 was $29.1 million, or $0.51 per diluted share, compared to $30.6 million, or $0.54 per diluted share for the third quarter of fiscal 2016. The decrease versus last year is attributable to the aforementioned factors, but excludes items impacting comparability.  A full description of items impacting comparability can be found in the "Reconciliation of Non-GAAP Financial Measures" table.

Net income for the third quarter of 2017 was $32.9 million, or $0.58 per diluted share, compared to net income of $31.1 million, or $0.55 per diluted share last year.

Adjusted EBITDA for the quarter was $57.3 million compared to $61.1 million in the third quarter of fiscal 2016. Adjusted EBITDA margin for the quarter was 4.3% versus 4.7% last year. The decrease in margin versus last year is primarily attributable to one additional working day during the quarter, which offset higher savings related to the Company's 2020 Vision initiatives.

Scott Salmirs, President and Chief Executive Officer of ABM Industries, commented, "Since the announcement of our 2020 Vision, we have taken several important steps in our evolution towards becoming a company led by our industry group expertise and focused on long-term profitable growth. Our ongoing work of instituting the ABM Way is empowering us to approach our business more informatively and discerningly. As today's results demonstrate, we continue to grow and learn through our transformation and we are encouraged about the long term opportunities the continued implementation of our 2020 Vision will yield."

Operating Results

For the third quarter of fiscal 2017, revenues increased by $21.5 million, or 1.7%, compared to the third quarter of fiscal 2016. The increase in revenues was attributable to organic growth in the Aviation segment's domestic operations related to parking, transportation, cabin cleaning, catering, and passenger services for new and existing customers. The Company also experienced organic growth in the Business & Industry segment as a result of higher janitorial and facility services revenues in the Company's U.S. and U.K. operations. In addition, acquisitions provided $8.7 million of incremental revenues during the quarter primarily reflected in the Aviation and Technical Solutions segments.

Operating profit for the quarter was $22.6 million compared to $18.5 million in the third quarter of fiscal 2016. The increase versus last year is primarily attributable to the aforementioned lower, year-over-year items impacting comparability, higher revenue contribution, and procurement and organizational savings related to the Company's 2020 Vision initiatives which were initiated in fiscal 2016. The year-over-year increase in the Company's operating profit for the quarter was partially offset by one additional working day and the impact of the termination of a contract within the Company's Aviation business.

2

Liquidity & Capital Structure

The Company ended the quarter with total debt, including standby letters of credit, of $392.4 million.

The Company did not repurchase any shares during the quarter.

In addition, the Company paid a quarterly cash dividend of $0.170 per common share for a total distribution of $9.5 million.

Declaration of Quarterly Cash Dividend

The Company also announced that the Board of Directors has declared a cash dividend of $0.170 per common share for the third quarter of fiscal 2017 payable on November 6, 2017 to shareholders of record on October 5, 2017. This will be the Company's 206th consecutive quarterly cash dividend.

Guidance

The Company continues to quantify the full financial impact of its recently closed acquisition of GCA Services Group, which includes the continuation of the purchase accounting process and certain third-party valuations. As a result of the potential for these processes to have a material impact on future results, the Company is removing its previous guidance outlook.

D. Anthony Scaglione, Executive Vice President and Chief Financial Officer, concluded, "As we announced last week, we are thrilled to be expanding the ABM network with our acquisition of GCA Services Group and we welcome the valuable employees and clients of GCA.  As expected, the next few months will involve a thorough and extensive integration process and the continuation of purchase accounting to quantify the full financial impact of our acquisition.  Without the GCA transaction, our previous GAAP guidance would have been adjusted for the favorable impact related to expiring statutes of limitations for an uncertain tax position, partially offset by other Items Impacting Comparability. Our non-GAAP guidance range would have remained the same."

Conference Call Information

ABM will host its quarterly conference call for all interested parties on Thursday, September 7, 2017 at 8:30 AM (ET). The live conference call can be accessed via audio webcast under the "Events & Presentations" section of the Company's Investor Relations website, located at investor.abm.com, or by dialing (877) 451-6152 approximately 15 minutes prior to the scheduled time.

A supplemental presentation will accompany the webcast on the Company's website.

A replay will be available approximately two hours after the recording through September 14, 2017 and can be accessed by dialing (844) 512-2921 and then entering ID #13668937.  An archive will also be available on the ABM website for 90 days.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues of approximately $5.1 billion and over 130,000 employees in 350+ offices throughout the United States and various international locations. ABM’s comprehensive capabilities include janitorial, electrical & lighting, energy solutions, facilities engineering, HVAC & mechanical, landscape & turf, mission critical solutions and parking, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, data centers, manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

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Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements regarding ABM Industries Incorporated (“ABM”) and its subsidiaries (collectively referred to as “ABM,” “we,” “us,” “our,” or the “Company”). We make forward-looking statements related to future expectations, estimates, and projections that are uncertain and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. For us, particular risks and uncertainties that could cause our actual results to be materially different from those expressed in our forward-looking statements include the following: (1) we may not realize the growth opportunities and cost synergies that are anticipated from the acquisition of GCA Services Group (“GCA”); (2) we have incurred a substantial amount of debt to complete the acquisition of GCA, and to service our debt we will require a significant amount of cash; (3) changes to our businesses, operating structure, financial reporting structure, or personnel relating to the implementation of our 2020 Vision strategic transformation initiative; (4) unfavorable developments in our class and representative actions and other lawsuits alleging various claims; (5) increases in estimates of ultimate insurance losses; (6) our risk management and safety programs may not be successful in achieving anticipated improvements; (7) challenges preserving long-term client relationships, passing through costs to clients, responding to competitive pressures, and retaining qualified personnel; (8) unexpected tax liabilities or changes in tax laws; (9) the impact of Hurricane Harvey on our business  is currently unknown as the flooding it caused has  disrupted operations at our Shared Services Center in Sugar Land, TX and impacted services we provide to clients in the Houston area and the time frame to resume operations  and provision of services to impacted clients is uncertain; (10) deterioration of general economic conditions and resulting reductions in commercial office building occupancy; (11) impairment of goodwill and long-lived assets; (12) changes in immigration laws, or enforcement actions or investigations under such laws; (13) failure of our joint venture partners to perform their obligations; (14) losses or other incidents at facilities in which we operate; (15) difficulty responding to cyber-security incidents and business interruptions; (16) liabilities associated with participation in multiemployer pension plans; (17) actions of activist investors; and (18) weather conditions, catastrophic events, and terrorist attacks.

4

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations and income from continuing operations per diluted share as adjusted for items impacting comparability, for the third quarter and fiscal years 2017 and 2016. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s operational performance. In addition, the Company has presented earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability (adjusted EBITDA) for the third quarter of fiscal years 2017 and 2016. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

Contact:
Investor & Media Relations:	Susie A. Choi
(212) 297-9721
susie.choi@abm.com

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Financial Schedules

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended July 31,		Increase /
(in millions, except per share amounts)	2017	2016	(Decrease)
Revenues	$1,318.4	$1,296.9	1.7%
Operating expenses	1,184.5	1,161.3	2.0%
Selling, general and administrative expenses	101.3	108.0	(6.3)%
Restructuring and related expenses	5.2	3.3	57.8%
Amortization of intangible assets	6.1	5.8	4.6%
Impairment recovery and gain on sale	(1.1)	—	NM *
Operating profit	22.6	18.5	22.0%
Income from unconsolidated affiliates, net	1.2	2.1	(41.6)%
Interest expense	(2.8)	(2.6)	6.6%
Income from continuing operations before income taxes	21.0	18.0	16.9%
Income tax benefit	11.9	14.9	(20.0)%
Income from continuing operations	32.9	32.9	0.2%
Net loss from discontinued operations	—	(1.8)	NM *
Net income	$32.9	$31.1	5.9%
Net income per common share — basic
Income from continuing operations	$0.59	$0.58	1.7%
Loss from discontinued operations	—	(0.03)	NM *
Net income	$0.59	$0.55	7.3%
Net income per common share — diluted
Income from continuing operations	$0.58	$0.58	—%
Loss from discontinued operations	—	(0.03)	NM *
Net income	$0.58	$0.55	5.5%
Weighted-average common and common equivalent shares outstanding
Basic	56.1	56.2
Diluted	56.6	56.8
Dividends declared per common share	$0.170	$0.165

* Not meaningful (due to variance greater than or equal to +/-100%)

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Nine Months Ended July 31,		Increase /
(in millions, except per share amounts)	2017	2016	(Decrease)
Revenues	$3,955.6	$3,822.4	3.5%
Operating expenses	3,544.1	3,430.1	3.3%
Selling, general and administrative expenses	299.2	310.2	(3.6)%
Restructuring and related expenses	16.0	19.3	(17.3)%
Amortization of intangible assets	17.4	18.8	(7.3)%
Impairment recovery and gain on sale	(18.5)	—	NM *
Operating profit	97.4	44.0	NM *
Income from unconsolidated affiliates, net	3.6	5.3	(33.8)%
Interest expense	(9.1)	(7.7)	18.0%
Income from continuing operations before income taxes	91.9	41.6	NM *
Income tax (provision) benefit	(11.3)	11.7	NM *
Income from continuing operations	80.6	53.3	51.3%
Net loss from discontinued operations	(73.2)	(3.9)	NM *
Net income	7.4	49.4	(85.0)%
Net income per common share — Basic
Income from continuing operations	$1.44	$0.94	53.2%
Loss from discontinued operations	(1.31)	(0.06)	NM *
Net income	$0.13	$0.88	(85.2)%
Net income per common share — diluted
Income from continuing operations	$1.42	$0.94	51.1%
Loss from discontinued operations	(1.29)	(0.07)	NM *
Net income	$0.13	$0.87	(85.1)%
Weighted-average common and common equivalent shares outstanding
Basic	56.0	56.4
Diluted	56.6	56.9
Dividends declared per common share	$0.510	$0.495

* Not meaningful (due to variance greater than or equal to +/-100%)

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended July 31,
(in millions)	2017	2016
Net cash provided by operating activities of continuing operations	$32.4	$21.7
Net cash used in operating activities of discontinued operations	(55.2)	(3.1)
Net cash (used in) provided by operating activities	$(22.8)	$18.6
Proceeds from sale of business	35.5	—
Other	(13.4)	(11.5)
Net cash provided by (used in) investing activities of continuing operations	22.1	(11.5)
Net cash provided by (used in) investing activities	$22.1	$(11.5)
Proceeds from issuance of share-based compensation awards, net of taxes withheld	$1.3	$3.2
Incremental tax benefit from share-based compensation awards	—	(0.5)
Repurchases of common stock	—	(9.7)
Dividends paid	(9.5)	(9.2)
Borrowings from line of credit	229.1	242.7
Repayment of borrowings from line of credit	(242.3)	(227.3)
Changes in book cash overdrafts	9.3	(3.1)
Financing of energy savings performance contracts	4.1	4.7
Repayment of capital lease obligations	(0.2)	(0.3)
Net cash (used in) provided by financing activities	$(8.2)	$0.5
Effect of exchange rate changes on cash and cash equivalents	0.9	(1.7)

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Nine Months Ended July 31,
(in millions)	2017	2016
Net cash provided by operating activities of continuing operations	$82.6	$100.7
Net cash used in operating activities of discontinued operations	(57.2)	(25.6)
Net cash provided by operating activities	$25.3	$75.1
Purchase of businesses, net of cash acquired	(18.6)	$(81.0)
Proceeds from sale of business	35.5	—
Other	(40.8)	(21.8)
Net cash used in investing activities of continuing operations	$(23.9)	$(102.8)
Net cash used in investing activities of discontinued operations	—	(3.1)
Net cash used in investing activities	$(23.9)	$(105.9)
Proceeds from issuance of share-based compensation awards, net of taxes withheld	$2.0	$5.7
Repurchases of common stock	(7.9)	(31.2)
Dividends paid	(28.4)	(27.7)
Deferred financing costs paid	—	(0.1)
Borrowings from line of credit	671.0	779.3
Repayment of borrowings from line of credit	(674.6)	(713.0)
Payment of contingent consideration	(3.8)	—
Changes in book cash overdrafts	26.5	1.8
Financing of energy savings performance contracts	6.8	15.3
Repayment of capital lease obligations	(0.3)	(1.0)
Net cash (used in) provided by financing activities	$(8.7)	$29.1
Effect of exchange rate changes on cash and cash equivalents	1.5	(2.2)

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in millions)	July 31, 2017	October 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$47.7	$53.5
Trade accounts receivable, net of allowances	875.3	803.7
Prepaid expenses	94.7	68.0
Other current assets	31.3	30.0
Assets held for sale	—	36.1
Total current assets	1,049.0	991.3
Other investments	16.3	17.4
Property, plant and equipment, net of accumulated depreciation	100.9	81.8
Other intangible assets, net of accumulated amortization	95.9	103.8
Goodwill	926.9	912.8
Deferred income tax asset, net	52.5	37.4
Other noncurrent assets	111.6	134.3
Total assets	$2,352.9	$2,278.8
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Trade accounts payable	$202.5	$174.3
Accrued compensation	132.0	130.7
Accrued taxes—other than income	49.0	40.6
Insurance claims	102.1	92.2
Income taxes payable	2.1	6.3
Legal settlements from discontinued operations	65.3	—
Other accrued liabilities	137.1	135.9
Liabilities held for sale	—	16.8
Total current liabilities	690.1	596.8
Noncurrent income taxes payable	15.6	33.4
Line of credit	264.7	268.3
Deferred income tax liability, net	3.2	3.5
Noncurrent insurance claims	355.5	331.6
Other noncurrent liabilities	55.2	71.2
Total liabilities	1,384.3	1,304.8
Total stockholders' equity	968.6	974.0
Total liabilities and stockholders’ equity	$2,352.9	$2,278.8

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended July 31,		Increase/
(in millions)	2017	2016	(Decrease)
Revenues
Business & Industry	$749.9	$733.4	2.2%
Aviation	259.1	219.1	18.2%
Emerging Industries Group	190.5	200.6	(5.0)%
Technical Solutions	106.7	115.4	(7.6)%
Government Services	12.3	28.3	(56.7)%
Total revenues	$1,318.4	$1,296.9	1.7%
Operating profit
Business & Industry	$42.2	$40.7	3.6%
Aviation	6.2	8.3	(25.9)%
Emerging Industries Group	11.6	16.9	(31.1)%
Technical Solutions	9.8	10.0	(2.5)%
Government Services	1.7	(1.0)	NM *
Corporate	(47.5)	(55.0)	(13.7)%
Adjustment for income from unconsolidated affiliates, net, included in Aviation and Government Services	(1.0)	(1.3)	(20.2)%
Adjustment for tax deductions for energy efficient government buildings, included in Technical Solutions	(0.4)	(0.1)	NM *
Total operating profit	22.6	18.5	22.0%
Income from unconsolidated affiliates, net	1.2	2.1	(41.6)%
Interest expense	(2.8)	(2.6)	6.6%
Income from continuing operations before income taxes	21.0	18.0	16.9%
Income tax benefit	11.9	14.9	(20.0)%
Income from continuing operations	32.9	32.9	0.2%
Net loss from discontinued operations	—	(1.8)	NM *
Net income	$32.9	$31.1	5.9%

* Not meaningful (due to variance greater than or equal to +/-100%)

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Nine Months Ended July 31,		Increase/
(in millions)	2017	2016	(Decrease)
Revenues
Business & Industry	$2,237.5	$2,207.4	1.4%
Aviation	723.3	625.9	15.6%
Emerging Industries Group	583.2	594.7	(1.9)%
Technical Solutions	325.2	309.8	5.0%
Government Services	86.5	84.6	2.3%
Total revenues	$3,955.6	$3,822.4	3.5%
Operating profit
Business & Industry	$115.6	$101.8	13.6%
Aviation	19.2	17.7	8.2%
Emerging Industries Group	36.0	44.7	(19.5)%
Technical Solutions	28.6	18.4	55.6%
Government Services	21.8	(2.3)	NM *
Corporate	(118.5)	(130.5)	(9.2)%
Adjustment for income from unconsolidated affiliates, net, included in Aviation and Government Services	(3.4)	(4.6)	(25.6)%
Adjustment for tax deductions for energy efficient government buildings, included in Technical Solutions	(1.8)	(1.2)	43.1%
Total operating profit	97.4	44.0	NM *
Income from unconsolidated affiliates, net	3.6	5.3	(33.8)%
Interest expense	(9.1)	(7.7)	18.0%
Income from continuing operations before income taxes	91.9	41.6	NM *
Income tax (provision) benefit	(11.3)	11.7	NM *
Income from continuing operations	80.6	53.3	51.3%
Net loss from discontinued operations	(73.2)	(3.9)	NM *
Net income	$7.4	$49.4	(85.0)%

* Not meaningful (due to variance greater than or equal to +/-100%)

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended July 31,		Nine Months Ended July 31,
(in millions, except per share amounts)	2017	2016	2017	2016
Reconciliation of Income from Continuing Operations to Adjusted Income from Continuing Operations
Income from continuing operations	$32.9	$32.9	$80.6	$53.3
Items impacting comparability(a)
Prior year self-insurance adjustment(b)	12.3	19.8	22.3	30.5
U.S. Foreign Corrupt Practices Act investigation(c)	—	0.1	(3.2)	0.1
Restructuring and related(d)	5.2	3.3	16.0	18.9
Acquisition costs	2.3	—	3.1	1.1
Litigation and other settlements(e)	(0.1)	4.6	2.3	9.5
Impairment recovery and gain on sale	(1.1)	—	(18.5)	—
Gain from equity investment(f)	—	(0.9)	—	(0.9)
Total items impacting comparability	18.5	26.9	22.0	59.2
Income tax benefit(g) (i)	(22.4)	(29.2)	(24.2)	(42.6)
Items impacting comparability, net of taxes	(3.8)	(2.3)	(2.2)	16.6
Adjusted income from continuing operations	$29.1	$30.6	$78.4	$69.9

	Three Months Ended July 31,		Nine Months Ended July 31,
	2017	2016	2017	2016
Reconciliation of Net Income to Adjusted EBITDA
Net income	$32.9	$31.1	$7.4	$49.4
Items impacting comparability	18.5	26.9	22.0	59.2
Net loss from discontinued operations	—	1.8	73.2	3.9
Income tax benefit (provision)	(11.9)	(14.9)	11.3	(11.7)
Interest income from energy efficient government buildings(h)	—	(0.3)	(0.4)	(0.9)
Interest expense	2.8	2.6	9.1	7.7
Depreciation and amortization	15.0	13.8	43.4	43.2
Adjusted EBITDA	$57.3	$61.1	$166.0	$150.8

	Three Months Ended July 31,		Nine Months Ended July 31,
	2017	2016	2017	2016
Reconciliation of Income from Continuing Operations per Diluted Share to Adjusted Income from Continuing Operations per Diluted Share
Income from continuing operations per diluted share	$0.58	$0.58	$1.42	$0.94
Items impacting comparability, net of taxes	(0.07)	(0.04)	(0.04)	0.29
Adjusted income from continuing operations per diluted share	$0.51	$0.54	$1.39	$1.23
Diluted shares	56.6	56.8	56.6	56.9

(a) The Company adjusts income from continuing operations to exclude the impact of certain items that are unusual, non-recurring, or otherwise do not reflect management's views of the underlying operational results and trends of the Company.

(b) Represents adjustments to our self-insurance reserve for general liability, workers’ compensation and automobile claims related to prior period accident years. Management believes these prior period reserve changes do not illustrate the performance of the Company’s normal ongoing operations given the current year's insurance expense is estimated by management in conjunction with the Company's outside actuary to take into consideration past history and current costs and regulatory trends. Once the Company develops its best estimate of insurance expense premiums for the year, the Company fully allocates such costs out to the business leaders to hold them accountable for the current year costs within operations. However, since these prior period reserve changes relate to claims that could date back many years, current management has limited ability  to influence the ultimate development of the prior year changes. Accordingly, including the prior period reserve changes in the Company's current operational results would not depict how the business is run as the Company holds its management accountable for the current year’s operational performance. The Company believes the exclusion of the self-insurance adjustment from income from continuing operations is useful to investors by enabling them to better assess our operating performance in the context of current year profitability.

(c) FY17 represents reimbursement of previously expensed legal and other costs incurred in connection with an internal investigation into a foreign entity affiliated with a former joint venture partner.

(d) Represents costs for 2020 Vision Transformation Initiative, net of the reversal of certain share-based compensation costs.

(e) YTD FY16 amount includes costs related to a reserve established for an outstanding client receivable that is being litigated, and a significant portion of the outstanding receivable amount is no longer deemed collectible.

(f) The Company's share of a gain associated with property sales completed by one of its investments in a low income housing partnership.

(g) The Company's tax impact is calculated using the federal and state statutory rate of 41.5%, with the exception of an impairment recovery and gain on sale related to the Company’s Government Services business, for which a 39.0% tax rate was applied. We calculate tax from the underlying whole-dollar amounts, as a result, certain amounts may not recalculate based on reported numbers due to rounding.

(h) Adjusted EBITDA does not include interest income for certain long term energy contracts, in which case a gross up of both interest income and interest expense is being recorded.

(i) FY'17 and FY'16 include a tax benefit of $14.6M and $18.0M, respectively, related to expiring statute of limitations.

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